UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            AMERIWEST PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                              20-0266164
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)

     575 Anton Blvd., Suite 300
           Costa Mesa, CA                                          92626
(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
(if applicable) 333-145225

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

COMMON STOCK

Our Certificate of Incorporation, as amended on December 23, 2010, authorizes the issuance of 450,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Our current officer and director owns 48% of our outstanding shares.

ITEM 2. EXHIBITS

The Registrant hereby incorporates its filing pursuant to Form S-1, effective date December 16, 2008.

                                    SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AMERIWEST PETROLEUM CORP.


Date: January 24, 2011                  By: /s/ William J. Muran
                                           ----------------------------------
                                           William J. Muran
                                           Chief Executive Officer

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